Exhibit 4.1

NUMBER	UNITS
U-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 18915E 204

CLOVER LEAF CAPITAL CORP.

UNITS CONSISTING OF ONE SHARE OF CLASS A COMMON STOCK, ONE RIGHT TO RECEIVE ONE-TWENTIETH OF ONE SHARE OF CLASS A COMMON STOCK AND A CONTINGENT RIGHT TO RECEIVE ONE-FIFTEENTH OF ONE SHARE OF CLASS A COMMON STOCK

THIS CERTIFIES THAT                      is the owner of          Units.

Each Unit (“Unit”) consists of one (1) share of Class A common stock, par value $0.0001 per share (“Common Stock”), of Clover Leaf Capital Corp., a Delaware corporation (the “Company”), one detachable right to receive one-twentieth (1/20) of one share of Class A common stock (the “Detachable Right”), and a contingent right to receive one-fifteenth (1/15) of one share of Class A common stock (the “Contingent Right,” and together with the Detachable Right, a “Right).

The Common Stock and Detachable Rights comprising the Units represented by this certificate are not transferable separately prior to ,2021, unless Maxim Group LLC elects to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the IPO and issued a press release announcing when separate trading will begin. The terms of the Detachable Rights are governed by a Detachable Rights Agreement, dated as of                   , 2021, between the Company and Continental Stock Transfer & Trust Company (“Continental”), as Rights Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificates consents to by acceptance hereof. The terms of the Contingent Rights are governed by a Contingent Rights Agreement (together with the Detachable Rights Agreement, the “Rights Agreements”), dated as of                   , 2021, between the Company and Continental, as Rights Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificates consents to by acceptance hereof. Copies of the Rights Agreements are on file at the office of the Rights Agent at 1 State Street 30th Floor, New York, NY 10004-1561, and are available to any Rights holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent

Clover Leaf Capital Corp.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT — as tenants by the entireties			(Cust)		(Minor)

JT TEN — as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received,                      hereby sell, assign and transfer unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE).

In each case, as more fully described in the Company’s final prospectus dated                   , 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the shares of Class A common stock sold in the Company’s initial public offering and liquidates because it does not consummate an initial business combination within the time period set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time (such date being referred to herein as the “Last Date”), (ii) the Company redeems the shares of Class A common stock sold in its initial public offering in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Class A common stock if it does not consummate an initial business combination by the Last Date, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Class A common stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.